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                                  Exhibit 23.1


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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Union Pacific Resources Group Inc. on Form S-8 of our report dated January 18, 1996, appearing in the Annual Report on Form 10-K of Union Pacific Resources Group Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in this Registration Statement.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Fort Worth, Texas

February 27, 1997